UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2024

Traws Pharma, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Penns Trail Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2024, James J. Marino, a member of the Board of Directors (the “Board”) of Traws Pharma, Inc. (the “Company”), resigned as a director. Mr. Marino’s decision was not the result of any disagreement with the Company.

On September 16, 2024, upon recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Luba Greenwood to the Board to fill the vacancy created by Mr. Marino’s resignation with a term expiring at the Company’s 2024 annual meeting of stockholders.

Ms. Greenwood will serve as a member of the Company's audit committee and compensation committee and as the chair of the Company's nominating and corporate governance committee.

The compensation for Ms. Greenwood’s service as director will be consistent with that of the Company’s other non-employee directors, as described in the Company’s most recent annual proxy statement filed with the U.S. Securities and Exchange Commission on June 7, 2023. There are no arrangements or understandings between Ms. Greenwood and any other persons pursuant to which Ms. Greenwood was elected as a director.

In connection with the appointment, Ms. Greenwood entered into the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2024 Special Meeting of Stockholders of the Company on September 16, 2024 (the “Special Meeting”), the Company’s stockholders approved a proposal to amend the Company’s Tenth Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to combine outstanding shares of the Company’s common stock into a lesser number of outstanding shares, by a ratio of not less than one-for- fifteen and not more than one-for-twenty-five, with the exact ratio to be set within this range by the Board in their sole discretion. The Board subsequently approved a one-for-twenty-five reverse stock split of the Company’s outstanding shares of common stock (the “Reverse Stock Split”), and the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Reverse Stock Split Certificate of Amendment”) to the Certificate of Incorporation to effect the Reverse Stock Split on September 16, 2024, which will become effective at 5:00 pm Eastern Standard Time on September 20, 2024 (the “Effective Time”).

At the Effective Time, each twenty-five (25) shares of the Company’s common stock, par value of $0.01 per share, issued and outstanding immediately prior to the Effective Time automatically were reclassified, combined, converted and changed into one (1) fully paid and nonassessable share of common stock, par value of $0.01 per share. In addition, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options, warrants and convertible preferred stock entitling the holders to purchase shares of the Company’s common stock, and the number of shares reserved for issuance pursuant to the Company’s 2021 Incentive Compensation Plan, 2018 Omnibus Incentive Compensation Plan and 2013 Equity Incentive Plan (collectively, the “Plans”) will be reduced proportionately. No fractional shares will be issued as a result of the Reverse Stock Split. Instead, the Company’s stockholders who otherwise would have been entitled to a fraction of a share will receive a full share of common stock. Fractional shares resulting from exercise of other common stock warrants and conversion of outstanding convertible preferred stock (if any) will be rounded in accordance with the terms of such securities. Fractional shares reserved under the Company’s Plans will be rounded in accordance with the terms of the plan. Any restricted stock units of the Company will be rounded in accordance with the terms of such security.

The Reverse Stock Split will decrease the number of common shares issued and outstanding from approximately 45,665,063 shares to approximately 1,826,603 million shares. A copy of the Reverse Stock Split Certificate of Amendment is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

The Company’s transfer agent, EQ Shareowner Services, will provide instructions to stockholders of record regarding the process for exchanging share certificates and all book-entry or other electronic positions representing issued and outstanding shares of the Company’s common stock will be automatically adjusted.

The Company’s common stock will continue to trade on the NASDAQ Capital Market under the trading symbol “TRAW,” and will begin trading on a split-adjusted basis when the market opens on September 23, 2024. The new CUSIP number for the Company’s common stock following the Reverse Stock Split is 68232V 884.

At the Special Meeting, the Company’s stockholders also approved a proposal to amend the Certificate of Incorporation to increase the number of authorized shares of capital stock of the Company to 255,000,000 shares in order to increase the number of authorized shares of common stock from 125,000,000 to 250,000,000 shares (the “Authorized Shares Increase”).

On September 16, 2024, the Company filed the Certificate of Amendment for Authorized Shares Increase (the “Authorized Shares Increase Certificate of Amendment”) with the Secretary of State of the State of Delaware. The Authorized Shares Increase Certificate of Amendment will become effective at 5:00 pm Eastern Standard Time on September 20, 2024. A copy of the Authorized Shares Increase Certificate of Amendment is attached as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the Company’s stockholders voted on the following proposals:

Proposal 1. To approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), upon conversion of the Company’s Series C Non-Voting Convertible Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”) (the “Conversion Proposal”). The Conversion Proposal was approved by a vote of the stockholders as follows:

For	Against	Abstain	Broker Non-Votes
6,657,135	529,839	33,670	5,483,629

Proposal 2. To approve an amendment to our Tenth Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”) to increase our authorized shares of Common Stock from 125,000,000 to 250,000,000 (the “Authorized Share Increase Proposal”). The Authorized Shares Increase Proposal was approved by a vote of the stockholders as follows:

For	Against	Abstain	Broker Non-Votes
9,339,553	3,270,326	94,394	None

Proposal 3. To approve an amendment to our Certificate of Incorporation to combine outstanding shares of our Common Stock into a lesser number of outstanding shares, or a “Reverse Stock Split,” by a ratio of not less than one-for-fifteen and not more than one-for-twenty-five, with the exact ratio to be set within this range by the Board in its sole discretion (the “Reverse Stock Split Proposal”). The Reverse Stock Split Proposal was approved by a vote of the stockholders as follows:

For	Against	Abstain	Broker Non-Votes
9,025,330	3,563,582	115,361	None

Item 5.08	Shareholder Director Nominations.

The Board has established October 31, 2024 as the date of the Company’s 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). Because the date of the 2024 Annual Meeting is delayed by more than 30 days after the anniversary date of the Company’s 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”), in accordance with Rule 14a−5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing shareholders of such change. The record date, time and location of the 2024 Annual Meeting will be as set forth in the Company’s proxy statement for the 2024 Annual Meeting.

Because the date of the 2024 Annual Meeting has been changed by more than 30 days from the anniversary of the 2023 Annual Meeting of Shareholders, the deadline for submission of any shareholder proposals pursuant to Rule 14a-8 under the Exchange Act, and the deadlines for any shareholder to submit a nominee to serve as director or to submit a proposal to be considered at the meeting or for inclusion in the Company’s proxy materials outside of Rule 14a-8, as set forth in the Company’s proxy statement, filed with the United States Securities and Exchange Commission (the “SEC”) on June 7, 2023, no longer apply.

To be considered for inclusion in the Company’s proxy materials for the 2024 Annual Meeting in accordance with Rule 14a-8, shareholder proposals must be submitted in writing by September 26, 2024, which the Company has determined to be a reasonable time before it expects to begin to print and distribute its proxy materials prior to the 2024 Annual Meeting.

In accordance with the Company’s bylaws (the “Bylaws”), because the date of the 2024 Annual Meeting will be delayed by more than 60 days after the anniversary of the Company’s 2023 Annual Meeting, in order for a shareholder entitled to vote to bring a proposal or submit a nominee for director at the 2024 Annual Meeting, such shareholder must give notice to the Company in accordance with its Bylaws of such proposal or nominee and such notice by such shareholder must be received no later than the close of business on the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting is first made. Accordingly, notice of shareholder proposals or nominations for director for the 2024 Annual Meeting must be received no later than September 26, 2024.

Shareholders must deliver the proposals or nominations to the Company’s Secretary at Traws Pharma, Inc., 12 Penns Trail, Newtown, PA 18940, and must comply with all applicable rules and regulations of the SEC and the Company’s Bylaws.

Item 8.01	Other Events

On September 16, 2024, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As previously disclosed on a Form 8-K filed on August 23, 2024, on August 23, 2024, the Company received a letter from The Nasdaq Capital Market (“Nasdaq”) dated August 21, 2024, notifying the Company that it is no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2.5 million (the “Stockholders' Equity Requirement”). In the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (“Second Quarter 10-Q”), the Company reported stockholders’ deficit of approximately $105.5 million, which is below the minimum stockholders’ equity required for continued listing pursuant to Nasdaq Listing Rule 5550(b)(1). In addition, as of August 21, 2024, the Company did not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations.

Following the stockholders’ approval of the Conversion Proposal, and as of the date of this Current Report, the Company believes it satisfies the Stockholders' Equity Requirement because it now has stockholders’ equity of at least $2.5 million.

Nasdaq will continue to monitor the Company’s ongoing compliance with the Stockholders' Equity Requirement and, if the Company’s next periodic report does not evidence compliance with the Stockholders' Equity Requirement, the Company may be subject to delisting. There can be no assurance that the Company will be able to maintain compliance with the Stockholders' Equity Requirement.

Forward Looking Statements

Any statements in this Current Report about the future expectations, plans and prospects of the Company, including without limitation, statements regarding: stockholders’ equity and other statements containing the words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “hypothesize”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “should”, “target”, “would”, and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to those set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC, as supplemented by its subsequent Quarterly Reports on Form 10-Q and in other filings that makes with the SEC. In addition, any forward-looking statements included in this Current Report represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. The Company specifically disclaims any intention to update any forward-looking statements included in this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

3.1	Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation of Traws Pharma, Inc., as amended (the Reverse Stock Split Certificate of Amendment)

3.2	Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation of Traws Pharma, Inc., as amended (the Authorized Shares Increase Certificate of Amendment)

99.1	Press Release dated September 16, 2024 (Reverse Stock Split)

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2024	TRAWS PHARMA, INC.

	By:	/s/ MARK GUERIN
Name: Mark Guerin
Title: Chief Financial Officer

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